UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2019

Aethlon Medical, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-37487	13-3632859
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

9635 Granite Ridge Drive, Suite 100 San Diego, California		92123
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 858-459-7800

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	AEMD	The Nasdaq Capital Market

Item 8.01	Other Events.

On December 13, 2019, Aethlon Medical, Inc. (the “Company”) entered into an underwriting agreement with H.C. Wainwright and Co., as representative of the several underwriters named therein, relating to the public offering, issuance and sale of 3,333,334 shares of common stock (which includes pre-funded warrants to purchase shares of common stock in lieu thereof), and common warrants to purchase up to an aggregate of 3,333,334 shares of common stock at a public offering price of $1.50 per share (the “Financing”). Each share of common stock (or pre-funded warrant in lieu thereof) was sold together with a common warrant to purchase one share of common stock. The common warrants have an exercise price of $1.50 per share, are immediately exercisable, and will expire five years from the date of issuance.  Under the agreement, the Company also granted the underwriter a 45-day option to purchase up to an additional 499,999 shares of common stock and/or common warrants to purchase up to 499,999 shares of common stock, at the public offering price, less underwriting discounts and commission. The offering closed on December 17, 2019.

The gross proceeds of the offering were approximately $5 million, prior to deducting underwriting discounts and commissions and estimated offering expenses and excluding the exercise of any common warrants and the underwriter's option to purchase additional securities. The Company intends to use approximately $700,000 of the net proceeds from this offering for the currently planned clinical trials for the Hemopurifier® over the next 12 months, with the remainder for working capital and other general corporate purposes.

The offering was made only by means of a prospectus forming a part of the effective registration statements (File No. 333-234712) relating to the offering of these securities.

The disclosures in this report shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

On July 5, 2019, the Company received a letter from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that Nasdaq had determined that the Company has failed to comply with the minimum stockholder’s equity requirement of Nasdaq Listing Rule 5550(b)(1). Nasdaq Listing Rule 5550(b)(1) requires that companies listed on the Nasdaq Capital Market maintain a minimum of $2,500,000 in stockholder’s equity. As of December 18, 2019, the Company believes it has regained compliance with the Nasdaq stockholders’ equity requirement of a minimum $2.5 million of stockholders’ equity, based upon the close of the Financing. Nasdaq will continue to monitor the Company’s ongoing compliance with the stockholders’ equity requirement and, if at the time of its next periodic report the Company does not evidence compliance, it may be subject to delisting.

Forward Looking Statements

Statements in this report that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, statements regarding the anticipated use of the net proceeds. Words such as “believe,” “anticipate,” “plan,” “expect,” “intend,” “will,” “may,” “goal,” “potential” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements necessarily contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the Company’s business and financial condition in general, including the risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended March 31, 2019, as filed with the Securities and Exchange Commission (the “SEC”), and subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and the Company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this report.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aethlon Medical, Inc.

Dated: December 19, 2019	By:	/s/ James B. Frakes
James B. Frakes Chief Financial Officer

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